UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                        March 23, 2007 (March 23, 2007)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

            Delaware                000-16299                 13-3054685
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  (State or other jurisdiction     (Commission              (I.R.S. Employer
        of incorporation)          File Number)            Identification No.)

     700 Airport Blvd. Suite 300, Burlingame, CA         94010
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      (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement
communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

         On March 23, 2007, the Company entered into Employment Agreements with its Chairman Francis K. Ruotolo, its Chief Executive Officer and President, Joseph Kozak and its Chief Financial Officer and Secretary Kenneth Ruotolo (each an "Employee").

         Under each of the Employment Agreements, each of the Employees (i) is paid an annual salary of $200,000, (ii) is employed "at-will," (iii) is required to devote their full time and attention to the Company, and (iv) may not compete with the Company, nor interfere with the relationship with any person or entity that has a business relationship with the Company, during their employment, and for 12 months thereafter.

         Each of the employment agreements also provides that, in the event that the employment of the Employee is terminated (i) by the Employee for Good Cause as defined in the agreement or (ii) by the Company without Cause as defined in the agreement, the Employee shall have thirty days to elect either "Release Severance" or "No-Release Severance."

         In the event that the Employee elects "Release Severance" then, upon agreeing to a general release of all claims, (i) the Company shall pay Employee a lump sum equal to 12 months of Employee's base salary, any accrued but unpaid bonuses, and any and all target bonuses for the 12 month period following termination; and (ii) the Employee shall immediately and fully vest in and have the right to exercise any and all unvested stock options granted to Employee, subject to certain resale restrictions.

         In the event that Employee elects the Release Severance, then Employee unilaterally agrees to fully release and forever discharge the Company, and its officers, directors, agents, employees, attorneys, parents, affiliates, and subsidiaries, from any and all claims that Employee has ever had, now has or may now have against such parties.

         In the event that the Employee elects "No Release Severance" then (i) the Company shall pay Employee a lump sum equal to 6 months of Employee's base salary, any accrued but unpaid bonuses, and any and all target bonuses for the 6 month period following termination; and (ii) the Employee shall immediately and fully vest in and have the right to exercise 75% of any and all unvested stock options granted to Employee.

         Additionally, each of the employment agreements also provides that, in the event that the employment of the Employee is terminated (i) by the Employee for Good Cause as defined in the agreement or (ii) by the Company without Cause as defined in the agreement, then the exercise period of Employee's Stock Options is extended for a period of five years and certain restrictions are placed on the Employee's ability to sell shares purchased on exercise of such options.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANTs software inc.

Date:    March 23, 2007           By:    /s/ Kenneth Ruotolo
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                                        Kenneth Ruotolo, Chief Financial Officer